Exhibit 10.11

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIELD-OF-USE NON-EXCLUSIVE LICENSE AGREEMENT

FOR YEAST-BASED DELIVERY VEHICLES

BETWEEN

WASHINGTON RESEARCH FOUNDATION

AND

GLOBEIMMUNE, INC.

1.	DEFINITIONS
2.	GRANT
3.	PAYMENTS AND ROYALTIES
4.	REPORTS AND REMITTANCES
5.	AUDIT
6.	INFRINGEMENT ACTIONS
7.	TERM AND TERMINATION
8.	RIGHTS AND DUTIES UPON TERMINATION
9.	PATENT PROSECUTION AND MAINTENANCE
10.	INSURANCE
11.	TRADEMARKS, TRADE NAMES AND PATENT MARKING
12.	DILIGENCE OBLIGATIONS
13.	ASSIGNABILITY
14.	WARRANTIES, REPRESENTATIONS AND INDEMNITIES
15.	NOTICES
16.	GOVERNING LAWS
17.	ARBITRATION AND JURISDICTION
18.	ATTORNEYS FEES
19.	SEPARABILITY
20.	CONFIDENTIALITY
21.	MISCELLANEOUS

APPENDIX A	PATENT STATUS
APPENDIX B	GLOBEIMMUNE REPORT

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIELD-OF-USE NON-EXCLUSIVE LICENSE AGREEMENT

FOR YEAST-BASED DELIVERY VEHICLES

BETWEEN

WASHINGTON RESEARCH FOUNDATION

AND

GLOBEIMMUNE, INC.

This agreement (“AGREEMENT”) is made and is effective on the date of the last PARTY to sign below (“EFFECTIVE DATE”) by and between Washington Research Foundation (“WRF”), a non-profit Washington Corporation having administrative offices at 2815 Eastlake Avenue East, Suite 300, Seattle, Washington U.S A. 98102 and GLOBEIMMUNE, INC., having administrative offices at 1899 Gaylord St., Denver, CO 80206.

WHEREAS, WRF is the owner by assignment from the University of Washington, of certain technology generally characterized as “Expression of Polypeptides in Yeast” (“TECHNOLOGY”);

WHEREAS, WRF desires that the TECHNOLOGY be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public;

WHEREAS, the TECHNOLOGY is covered by certain PATENT RIGHTS, defined below, and those PATENT RIGHTS are owned jointly by WRF and GENENTECH, Incorporated (“GENENTECH”), a company having administrative offices at 1 DNA. Way, South San Francisco, California U.S.A. 94080;

WHEREAS, WRF and GENENTECH are prosecuting, administering, and maintaining the patents described in Appendix A and WRF is acting as the sole and exclusive licensor of the PATENT RIGHTS to be granted by this AGREEMENT;

WHEREAS, GLOBEIMMUNE has expressed a commitment to commercialize yeast-based delivery vehicles manufactured under PATENT RIGHTS; and

WHEREAS, WRF is willing to grant such rights.

NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings set forth below, it is agreed by and between the PARTIES as follows:

1.	DEFINITIONS

1.1	“PATENT RIGHTS” shall mean WRF’ s rights to the patents listed in Appendix A, attached hereto and incorporated herein, and any and all existing and future divisions, continuations or reissues arising therefrom or issued thereon, and rights derived from corresponding foreign patents.

1.2

“AFFILIATE” shall mean (i) any corporation or other business entity of which fifty percent (50%) or more of the equity or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GLOBEIMMUNE; or (ii) any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, controls or holds fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) or more of the equity or profits, the voting stock or the general partnership interest, of GLOBEIMMUNE; or (iii) any corporation or other business entity of which fifty percent (50%) or more of the equity or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or other business entity described in (i) or (ii), and any person, firm, partnership, corporation or other entity, including joint ventures or joint businesses, actually controlled by, controlling or under common control with GLOBEIMMUNE.

1.3	“PARTY” shall mean GLOBEIMMUNE or WRF, and when used in plural shall mean GLOBEIMMUNE and WRF.

1.4	“THIRD PARTY” or “THIRD PARTIES” shall mean individuals, corporate or other entities other than WRF, GLOBEIMMUNE, SUBLICENSEES or AFFILIATES, or employees of such entities

1.5	“TERRITORY” shall mean all countries of the world in which WRF has PATENT RIGHTS.

1.6	“FIELD OF USE” shall mean [*]

1.7	“LICENSED PRODUCT” shall mean a composition made, used, offered for sale, sold, or imported in the TERRITORY and where, but for the license granted under this AGREEMENT, such making, using, offering for sale, selling or importing would infringe a VALID CLAIM.

1.8	“SUBLICENSE” shall mean any agreement which includes the present, future, or contingent transfer by GLOBEIMMUNE to a THIRD PARTY of a right under the PATENT RIGHTS in the FIELD OF USE to make, have made, use, offer for sale, sell, have sold, import or otherwise distribute LICENSED PRODUCT granted under this AGREEMENT, in whole or in part. A SALE is not a SUBLICENSE.

1.9	“SUBLICENSEE” shall mean a THIRD PARTY receiving a SUBLICENSE under this AGREEMENT.

1.10	“SALE” shall mean the sale or other transfer by GLOBEIMMUNE, an AFFILIATE or a SUBLICENSEE to a THIRD PARTY of any right of ownership of a LICENSED PRODUCT, including sale or other transfer of a LICENSED PRODUCT for use in preclinical or clinical development.

1.11	“NET SALES” shall mean [*].

1.12	“VALID CLAIM shall mean a claim of an issued and unexpired patent within the PATENT RIGHTS, which has not been held unenforceable, unpatentable or invalid by an unappealed or unappealable judgment from a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.	GRANT

2.1	Subject to the terms and conditions of this Agreement, WRF hereby grants to GLOBEIMMUNE non-exclusive license under PATENT RIGHTS to develop, use, make, have made, market, offer for sale, sell, have sold or import LICENSED PRODUCTS in the FIELD OF USE.

2.2	No rights are granted hereby under patent rights, copyrights or trade secret rights owned by WRF and/or GENENTECH other than as specifically provided in Article 2.

2.3	GLOBEIMMUNE shall have the right to enter into SUBLICENSES [*]. GLOBEIMMUNE shall provide WRF with a copy of each signed SUBLICENSE within 30 days of its execution, provided, however, that such copy may be redacted to remove confidential, proprietary information of GLOBEIMMUNE. The terms of such SUBLICENSES shall provide for royalty obligations no less than those laid out in Paragraph 3.2 below, and reporting and audit obligations no less than those laid out in Articles 4 and 5 below.

2.4	No rights are granted hereby to makes SALES of LICENSED PRODUCTS that are not formulated, packaged and intended for administration to human or animal subjects.

2.5	WRF agrees that WRF will not assert against GlobeImmune, AFFILIATES or SUBLICENSEES any claim of infringement under the PATENT RIGHTS with respect to a LICENSED PRODUCT for which rights have been granted under Article 2 and for which a royalty has been paid in accordance with the provisions of Article 3.

3.	PAYMENTS AND ROYALTIES

3.1	[*]

3.2	Royalties:

(i)	GLOBEIMMUNE shall pay WRF [*] of NET SALES on compositions that GLOBEIMMUNE has affirmatively identified [*] to WRF as LICENSED PRODUCTS.

(ii)	Should arbitration be required to establish that a composition is LICENSED PRODUCT, the royalty rate on NET SALES of such composition shall be the greater of [*] or [*]

(iii)	Payment of royalties to WRF [*].

3.3	[*]

3.4	[*]

3.5	[*]

3.6	[*]

3.7	Exchange Rates: All payments to WRF shall be made in U.S. Dollars. The exchange rate shall be the inter bank rate listed at www.oanda.com (or other mutually-agreeable site) for the last business day of the calendar half-year in which the royalty payment accrues. NET SALES received by GLOBEIMMUNE or AFFILIATES in U.S. Dollars will not be the subject of currency conversion.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.8	Interest on Late Payments: All payments and royalties due WRF under this AGREEMENT not received when due shall be subject to interest charged at [*] or the maximum rate permissible under the law, whichever is lower. Payment of such interest shall not limit WRF from exercising any other rights it may have as a consequence of the lateness of any payment. Payments received by WRF shall be applied first to the outstanding interest due and then to the outstanding principal due.

3.9	A judgment from a court of competent jurisdiction from which no appeal can be or is taken, which renders all the PATENT RIGHTS invalid, shall not affect any obligation accrued hereunder up to the date upon which the last right of appeal has expired or been exhausted. After such a judgment, and the expiration of all opportunities to appeal, no royalties or other monetary obligations will accrue for further sales of (products formerly known as) LICENSED PRODUCTS in that part of the TERRITORY affected by the judgment.

4.	REPORTS AND REMITTANCES

4.1	WRF, for a period of [*] from receipt of any reports or remittances, shall consider such reports and remittances received from GLOBEIMMUNE as confidential as provided under Paragraph 20, whether or not marked as such. WRF shall provide the University of Washington and GENENTECH with collective or consolidated dollar and NET SALES and royalty payment information from all licensees under PATENT RIGHTS and shall not disclose GLOBEIMMUNE’S individual data, reports or remittances.

4.2	On or before March 1 of each year, GLOBEIMMUNE shall provide to WRF reports describing the progress made by GLOBEIMMUNE, AFFILIATES and SUBLICENSEES in developing compositions made using genetically modified yeast during the prior calendar year. GLOBEIMMUNE, AFFILIATES and SUBLICENSEES shall report all compositions made in genetically modified yeast along with information sufficient for WRF to establish that such compositions fall (or do not fall) within the PATENT RIGHTS and are therefore (or are not) LICENSED PRODUCTS.

GLOBEIMMUNE shall report to WRF the Date of First SALE or commercial use of each LICENSED PRODUCT within sixty (60) days. On or before March 1 and September 1 of each year, GLOBEIMMUNE shall provide to WRF a true accounting of all LICENSED PRODUCTS manufactured, imported and inventoried, and NET SALES, and at the same time shall pay all royalties due. Such reports shall include a list of current AFFILIATES and SUBLICENSEES and must be detailed on a product-by-product and country-by-country basis. All deductions to the gross amounts invoiced, royalties, fees or other consideration must be supported by detailed information provided in the semi-annual report. GLOBEIMMUNE shall use a reporting form attached hereto as Appendix B and incorporated herein. GLOBEIMMUNE’s responsible financial officer shall execute the reports.

4.3	WRF shall provide to GLOBEIMMUNE a written report describing changes to the status of PATENT RIGHTS within sixty (60) days of such changes.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.	AUDIT

WRF shall have the right, through a certified public accountant reasonably acceptable to GLOBEIMMUNE, and with reasonable advance notice in writing, to audit the books and records (including the unredacted and executed SUBLICENSE agreements) of GLOBEIMMUNE, AFFILIATES and SUBLICENSEES and to conduct personal interviews, as may be reasonably necessary, to confirm the accuracy and completeness of the information provided in Section 4.2 once per calendar year during regular business hours during the life of this AGREEMENT and for [*] after its termination; provided, however, that such audit shall not cover records for more than the preceding [*] and provided further that the accountant shall report to WRF only as to the accuracy and completeness of the information provided under Section 4.2 as well as corrections, areas of dispute, inconsistencies, denials of access to information or cooperation, together with sufficient background information to allow WRF to evaluate and resolve any issues identified by the audit. GLOBEIMMUNE, AFFILIATES and SUBLICENSEES shall cooperate in any such audit so that the auditors may reasonably perform the audit, and shall pay WRF any monies owing within thirty (30) days of the completion of the audit. [*].

6.	INFRINGEMENT ACTIONS

In the event that GLOBEIMMUNE becomes aware of actual or threatened infringement of PATENT RIGHTS, GLOBEIMMUNE shall promptly notify WRF in writing. WRF shall have the sole right to deal with infringing parties.

7.	TERM AND TERMINATION

7.1	This AGREEMENT shall be in full force and effect from the EFFECTIVE DATE and shall remain in effect in each country in the TERRITORY so long as any VALID CLAIM exists or unless otherwise terminated by operation of law or pursuant to the terms and conditions of this AGREEMENT.

7.2	Termination of this AGREEMENT due to the abandonment or invalidation of the last remaining VALID CLAIM shall enable GLOBEIMMUNE to continue commercializing (formerly) LICENSED PRODUCTS without accrual of any further payments due to WRF.

7.3	GLOBEIMMUNE shall have the right to terminate this AGREEMENT by giving written notice to WRF, effective immediately upon receipt.

7.4	WRF may terminate this AGREEMENT if GLOBEIMMUNE shall file in any court pursuant to any statute of the United States, any individual state or foreign country, a petition in bankruptcy, insolvency, reorganization or for the appointment of a receiver or trustee of GLOBEIMMUNE or of its assets. In the event WRF ceases to operate, the ownership of this AGREEMENT immediately and automatically reverts to the University of Washington as described in WRF’s charter and WRF will assign this AGREEMENT and all of its interests in PATENT RIGHTS to the University of Washington.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.5	Failure of either PARTY to comply with any of the material obligations contained in this AGREEMENT shall entitle the other PARTY to give the breaching PARTY a notice specifying the nature of the breach claimed and the action required to correct the breach. If such breach is not corrected within [*] after the receipt of such notice, the notifying PARTY shall be entitled, without prejudice to any of its other rights conferred on it by this AGREEMENT, in addition to any other remedies available to it by law, to terminate this AGREEMENT by giving written notice effective immediately upon receipt.

7.6	The parties to this AGREEMENT shall be excused from any performance required hereunder if and only so long as such performance is rendered impossible or unfeasible due to any acts of God, catastrophes, or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters.

7.7	SUBLICENSES shall terminate immediately on the termination of this AGREEMENT. WRF shall negotiate in good faith with SUBLICENSEES desiring direct licenses in the event that this AGREEMENT is terminated.

8.	RIGHTS AND DUTIES UPON TERMINATION

8.1	Upon termination of this AGREEMENT, WRF shall have the right to retain any sums already paid by GLOBEIMMUNE and GLOBEIMMUNE shall pay to WRF all sums accrued hereunder.

8.2	Upon the termination of this AGREEMENT, GLOBEIMMUNE shall inform WRF of the amount of LICENSED PRODUCTS manufactured, imported or inventoried by GLOBEIMMUNE and AFFILIATES as of sixty (60) days after the termination date. GLOBEIMMUNE and AFFILIATES shall be permitted to make SALES within one year of termination of this AGREEMENT and shall pay WRF the earned royalty on these NET SALES, as required under Section 3.2.

8.3	Only the following Articles shall survive termination of this AGREEMENT: 1, 3.8, 4, 5, 7.2, 7.7, 8, 10, 11, 14, 15, 16, 17, 18, 19, 20, and 21.

9.	PATENT PROSECUTION AND MAINTENANCE

GLOBEIMMUNE shall not be responsible for the costs of patent prosecution and maintenance.

10.	INSURANCE

10.1	GLOBEIMMUNE, AFFILIATES and SUBLICENSEES shall maintain general liability insurance of at least [*]. GLOBEIMMUNE, AFFILIATES and SUBLICENSEES must declare whether the insurance is provided on a “claims-made” form and must notify WRF if coverage is cancelled. Upon WRF’s request, GLOBEIMMUNE, AFFILIATES and SUBLICENSEES shall provide WRF annually with such certificates of insurance. Failure to maintain continuous coverage as required by this AGREEMENT shall be deemed a material breach.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2	GLOBEIMMUNE, AFFILIATES and SUBLICENSEES shall, prior to any human testing of LICENSED PRODUCTS, obtain product liability or clinical trial insurance, as appropriate, in the amount of [*] or such greater amounts as GLOBEIMMUNE AFFILIATES and SUBLICENSEES may obtain from time to time, which names WRF, GENENTECH and the University of Washington as additional insureds. GLOBEIMMUNE shall provide WRF annually with such certificates of insurance.

11.	TRADEMARKS, TRADE NAMES AND PATENT MARKING

11.1	Nothing contained in this AGREEMENT shall be construed as conferring any right to use in advertising, publicity or other promotion activities any name, trade name, trademark or other designation of either PARTY hereto including any contraction, abbreviation or simulation of any of the foregoing, unless the express written permission of the other PARTY has been obtained. The use of the names Washington Research Foundation, WRF, University of Washington, or GENENTECH by GLOBEIMMUNE and AFFILIATES is expressly prohibited.

11.2	GLOBEIMMUNE shall mark, and shall require AFFILIATES and SUBLICENSEES to mark, each LICENSED PRODUCT made and sold with an appropriate patent marking identifying any issued patent under PATENT RIGHTS.

12.	DILIGENCE OBLIGATIONS

GLOBEIMMUNE shall, directly or through AFFILIATES or SUBLICENSEES, use [*] and shall demonstrate progress in developing, marketing, and selling LICENSED PRODUCTS.

13.	ASSIGNABILITY

13.1	WRF shall have the right to assign this AGREEMENT. WRF shall inform GLOBEIMMUNE within sixty (60) days of such assignment.

13.2	GLOBEIMMUNE shall have the right to assign this AGREEMENT only to AFFILIATES or to a successor by merger or sale of all or of substantially all of GLOBEIMMUNE’s assets in a manner such that the assignor shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This AGREEMENT shall be binding upon the successors and permitted assignees of GLOBEIMMUNE. Any assignment not in accordance with this paragraph shall be voidable at WRF’s election. GLOBEIMMUNE shall notify WRF within sixty (60) days of the assignment of this AGREEMENT.

14.	WARRANTIES, REPRESENTATIONS AND INDEMNITIES

14.1	WRF warrants that it has the lawful right to grant the license set forth herein.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.2	Nothing in this AGREEMENT shall be construed as:

(i)	a warranty or representation by WRF as to the validity, enforceability or scope of any patent application or patent included in PATENT RIGHTS;

(ii)	a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this AGREEMENT is or will be free from infringement of patents of THIRD PARTIES;

(iii)	an obligation to bring or prosecute actions or suits against THIRD PARTIES for infringement;

(iv)	an obligation to furnish any manufacturing or technical information; or

(v)	a warranty by WRF of the fitness of this technology to manufacture LICENSED PRODUCTS.

14.3	GLOBEIMMUNE, AFFILIATES and SUBLICENSEES shall indemnify, hold harmless and defend WRF, the University of Washington, GENENTECH and their officers, employees and agents against any and all claims, suits, losses, damage costs, fees, and expenses resulting from or arising out of the manufacture, use or SALE of LICENSED PRODUCTS by GLOBEIMMUNE, AFFILIATES and SUBLICENSEES or its customers, including but not limited to any damages, losses or liabilities whatsoever with respect to death or injury to any person and damage to any property arising from the possession, use or operation of the LICENSED PRODUCTS by GLOBEIMMUNE, AFFILIATES or SUBLICENSEES or their customers, in any manner whatsoever, provided WRF gives prompt written notice to GLOBEIMMUNE of any claim or suit for which indemnification hereunder is sought. However, GLOBEIMMUNE, AFFILIATES and SUBLICENSEES shall not indemnify any party -WRF, GENENTECH or the University of Washington - for claims that result from the gross negligence, or willful misconduct of that party.

15.	NOTICES

Any payment, notice or other communication required from either PARTY, if delivered in writing, shall be sent by first-class mail or commercial carrier with return receipt requested to the respective address given below, or to such other address as either PARTY shall designate by written notice. If delivered via electronic communication, the sending PARTY shall also promptly confirm via U.S. Mail.

In the case of GLOBEIMMUNE GlobeImmune, Inc. 12635 E. Montview Blvd. Aurora, CO 80010 Attention: Chief Executive Officer Facsimile: (720) 859-4065	In the case of WRF Washington Research Foundation 2815 Eastlake Avenue East, Suite 300 Seattle, WA 98102 Attention: President Facsimile: (206) 336-5615 with a copy to: Director of Licensing

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.	GOVERNING LAWS

This AGREEMENT shall be interpreted and construed in accordance with the laws of the State of Washington, Country of the United States of America.

17.	ARBITRATION AND JURISDICTION

The PARTIES shall first employ reasonable efforts to resolve controversies or disputes between them without resort to arbitration or other legal action. In the event that the PARTIES are not able to resolve any controversy or dispute, such controversy or dispute will be resolved by arbitration in accordance with rules applied by the CPR Institute of Dispute Resolution, and shall be conducted in Seattle, Washington U.S.A. Arbitration awards may be filed in and enforced in U.S. Federal Court or any other court of competent jurisdiction.

18.	ATTORNEYS FEES

In the event of any arbitration or legal action between the PARTIES hereto arising from this AGREEMENT, the prevailing PARTY shall be entitled to reimbursement from the other PARTY of all out-of-pocket costs and reasonable legal fees associated with such arbitration or legal action.

19.	SEPARABILITY

19.1	In the event that any part of this AGREEMENT shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

19.2	If any of the terms or provisions of this AGREEMENT are, or become in conflict with any applicable statute, rule or law, then such terms or provisions shall he deemed inoperative only to the extent that they may conflict therewith and shall be modified or deemed modified to conform with such statute, rule or law.

19.3	In the event that any of the terms and conditions of this AGREEMENT is materially altered as a result of Paragraphs 19.1 and 19.2, the PARTIES shall renegotiate those terms and conditions to resolve any inequities.

20.	CONFIDENTIALITY

Except to the extent expressly authorized in this AGREEMENT, for the term of this AGREEMENT, and for [*] thereafter, GLOBEIMMUNE and WRF shall keep reasonably confidential all material provided by the other PARTY and marked confidential, and shall not publish or otherwise disclose such information and shall not use such confidential information except to the extent that it can be established by WRF or by GLOBEIMMUNE by competent proof that such information:

(i)	was already known to the receiving party, either GLOBEIMMUNE or WRF, other than under an obligation of confidentiality, at the time of disclosure by the other PARTY;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to WRF or GLOBEIMMUNE;

(iii)	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of WRF or GLOBEIMMUNE in breach of this AGREEMENT;

(iv)	was subsequently lawfully disclosed to WRF or GLOBEIMMUNE by a THIRD PARTY;

(v)	was disclosed by WRF or GLOBEIMMUNE as reasonably necessary in prosecuting or defending litigation, or complying with applicable governmental regulations.

For purposes of clarification, notwithstanding anything to the contrary, GLOBEIMMUNE and WRF each will apply a standard of care with respect to material and information received from the other PARTY consistent with and no less restrictive than the care it applies to its own confidential, proprietary material and information.

21.	MISCELLANEOUS

21.1	The headings of the several sections and the Summary Tables below are inserted for convenience and reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this AGREEMENT.

21.2	This AGREEMENT shall not be binding upon the PARTIES until it has been signed by or on behalf of each PARTY, in which event, it shall be effective as of the EFFECTIVE DATE.

21.3	No amendment or modification hereof shall be valid or binding upon the PARTIES unless made in writing and signed by or on behalf of each party.

21.4	This AGREEMENT shall embody the entire understanding of the PARTIES and shall supersede all previous communications, representations, or understandings, either oral or written, between the PARTIES relating to the subject matter hereof.

IN WITNESS WHEREOF, WRF and GLOBEIMMUNE have executed this AGREEMENT, in duplicate originals by their respective officers hereunto duly authorized, on the date hereinafter written.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GLOBEIMMUNE		WASHINGTON RESEARCH FOUNDATION

By:	/s/ Timothy C. Rodell, M.D.	By:	/s/ Beth G. Etscheid, Ph.D.

Name:	Timothy C. Rodell, M.D.	Name:	Beth G. Etscheid, Ph.D.

Title:	Chief Executive Officer	Title:	Director of Licensing

Date:	November 24, 2003	Date:	November 20, 2003

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SUMMARY TABLE

PAYMENTS

Description	Amount	Paragraph	Due Date

[*]

REPORTS FROM GLOBEIMMUNE

Description	Source	Due Date

Progress	Paragraph 4.2	On or before March 1, annually
SALES	Paragraph 4.2	On or before March 1 and September 1 of each year
Date of First SALE of new LICENSED PRODUCT	Paragraph 4.2	Within 60 days of its occurrence
Infringement Information	Article 6	Promptly
Certificates of Insurance	Article 10	Annually

REPORTS FROM WRF

Description	Source	Due Date

Patent Status	Paragraph 4.3	Within sixty (60) days of changes to the status

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX A

Country	Patent App. No.	Filing Date	Status	Patent Number	Issue Date	Expiry Date
[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX B

GLOBEIMMUNE REPORT

Reporting Period:                      to

LICENSED PRODUCT	Amount Produced, Imported and Inventoried	Country	Gross Receipts	Currency	Exchange Rate	Net Sales	Royalty Rate	Royalty

TOTALS

EXCHANGE RATES USED:

NAMES AND ADDRESSES OF AFFILIATES:

Signed:	(GLOBEIMMUNE’S responsible financial officer)
Title:
Dated: